Exhibit 32
Certification of Periodic Financial
Report Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, William R. Jackson, Rockford’s President, and Richard G. Vasek, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, that:
•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

/s/ William R. Jackson
William R. Jackson
President

Dated: August 6, 2009

/s/ Richard G. Vasek
Richard G. Vasek
Chief Financial Officer

Dated: August 6, 2009

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